Exhibit 99.1

Contacts

Investors and analysts	News media
Ellen J. Roberts	Bill Benintende
Investor Relations	Public Relations
302-651-8069	302-651-8268
eroberts@wilmingtontrust.com	wbenintende@wilmingtontrust.com

Wilmington Trust Announces Pricing
of Public Offering of Common Stock
Wilmington, DE, February 23, 2010 — Wilmington Trust Corporation (NYSE: WL) announced today that it has priced an underwritten public offering of 18,875,000 shares of its common stock at $13.25 per share. The proceeds from the offering, net of underwriting discounts, will be $238,221,375, which will qualify as both tangible common equity and regulatory Tier 1 capital and will be used for general corporate purposes. This may include the redemption of preferred stock issued to the U.S. Treasury under the TARP Capital Purchase Program, subject to regulatory approval.
J.P. Morgan Securities Inc. and Keefe, Bruyette & Woods, Inc. are serving as joint book-running managers for the offering.
Wilmington Trust has granted the underwriters a 30-day option to purchase up to an additional 2,831,250 shares of common stock to cover over-allotments, if any. Offers may be made only by means of a prospectus and a related prospectus supplement. Copies of the prospectus and related prospectus supplement with respect to this offering may be obtained from J.P. Morgan Securities Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, Attention: Prospectus Department, or by calling 866-803-9204.
Wilmington Trust has filed a registration statement (File No. 333-147694), including a prospectus, with the Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before investing, investors should read the prospectus in that registration statement and the other documents Wilmington Trust has filed with the SEC for more complete information about Wilmington Trust and this offering. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities, in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Wilmington Trust
Wilmington Trust Corporation (NYSE: WL) is a financial services holding company that provides Regional Banking services throughout the mid-Atlantic region, Wealth Advisory services for high-net-worth clients in 36 countries, and Corporate Client services for institutional clients in 89 countries. Its wholly owned bank subsidiary, Wilmington Trust Company, which was founded in 1903, is one of the largest personal trust providers in the United States and the leading retail and commercial bank in Delaware. Wilmington Trust Corporation and its affiliates have offices in Arizona, California, Connecticut, Delaware, Florida, Georgia, Maryland, Massachusetts, Michigan, Minnesota, Nevada, New Jersey, New York, Pennsylvania, South Carolina, Vermont, the Cayman Islands, the Channel Islands, London, Dublin, Frankfurt, Luxembourg, and Amsterdam.
Forward-looking statements
This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. In this press release we make forward-looking statements about our ability to raise common capital, the amount of capital we intend to raise, and our use of that capital. Specific risks that could cause results to differ from the forward-looking statements are set forth in our filings with the SEC and include, without limitation, negative reaction to our public offering and unfavorable pricing of the offering.
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